UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

AmREIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 18, 2015, AmREIT, Inc. (the “Company”) completed the merger (the “Merger”) of the Company with and into Saturn Subsidiary, LLC, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 31, 2014, as amended (the “Merger Agreement”), by and among Edens Investment Trust, Edens Limited Partnership, Saturn Subsidiary, LLC and the Company. At the effective time of the Merger (the “Effective Time”), the Company merged with and into Saturn Subsidiary, LLC, with Saturn Subsidiary, LLC as the surviving entity.

At the Effective Time, each share of the common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $26.55 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2014, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on February 18, 2015, the Company notified the New York Stock Exchange (“NYSE”) that each share of the Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration, and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Common Stock. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is hereby incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The disclosure set forth above under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is hereby incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, from and after the Effective Time, the directors of Saturn Subsidiary, LLC immediately prior to the Effective Time became the directors of the Company following the Merger. As a result, the following members of the Company’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: H. Kerr Taylor, Robert S. Cartwright, Jr., Brent M. Longnecker, Scot L. Luther, Mack D. Pridgen, III, H.L. “Hank” Rush, Jr., and Philip Taggart. These resignations were not a result of any disagreement between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

Furthermore, in connection with the completion of the Merger, each of the Company’s officers ceased to serve as officers of the Company at the Effective Time with respect to their respective positions with the Company, including the following named executive officers of the Company:

Name	Office Held Immediately Prior to Merger
H. Kerr Taylor	Chief Executive Officer
Chad C. Braun	Chief Financial Officer & Chief Operating Officer
Tenel Tayar	Senior Vice President and Chief Investment Officer
Charles A. Scoville	Senior Vice President & Director of Operations
Brett P. Treadwell	Senior Vice President – Finance & Chief Accounting Officer

Item 8.01. Other Events

Press Release

On February 18, 2015, the Company and Edens Investment Trust issued a joint press release announcing the completion of the Merger. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2014, by and among Edens Investment Trust, Edens Limited Partnership, Saturn Subsidiary, LLC and AmREIT, Inc. (incorporated by reference to Exhibit 2.1 to AmREIT, Inc.’s Current Report on Form 8-K filed on November 3, 2014).

99.1	Joint Press Release of AmREIT, Inc. and Edens Investment Trust, dated February 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Saturn Subsidiary, LLC (as successor by merger to AmREIT, Inc.) has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2015

Saturn Subsidiary, LLC (as successor by merger to AmREIT, Inc.)

By:	Edens Limited Partnership, its sole and managing member

	By:	Edens GP, LLC, its sole general partner

		By:	/s/ Jason K. Tompkins
		Name:	Jason K. Tompkins
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2014, by and among Edens Investment Trust, Edens Limited Partnership, Saturn Subsidiary, LLC and AmREIT, Inc. (incorporated by reference to Exhibit 2.1 to AmREIT, Inc.’s Current Report on Form 8-K filed on November 3, 2014).

99.1	Joint Press Release of AmREIT, Inc. and Edens Investment Trust, dated February 18, 2015.